UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934




         Date of Report (Date of earliest event reported): July 8, 2002


                        Convergence Communications, Inc.
                        --------------------------------
             (Exact name of registrant as specified in its charter)



Nevada                                00-21143              87-0545056
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(State or other jurisdiction of       (Commission File      (IRS Employer
incorporation)                        Number)               Identification No.)

            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)




        Registrant's telephone number, including area code (801) 328-5618
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


Item 6:  Resignations of Registrant's Directors

         On July 8, 2002, we received a letter of resignation from Gaston Acosta Rua, who has served as a member of our Board of Directors since 1998. A copy of Mr. Acosta Rua's resignation letter is attached to this current report as Exhibit "A."

         Mr. Acosta Rua's stated reason for resigning is his disagreement with our Board of Directors' perceived response to an internal memorandum we received on July 1, 2002 regarding alleged accounting inconsistencies in one of our Mexican subsidiaries. Mr. Acosta Rua, who has not participated in three of the last five meetings of our board, alleges in his letter of resignation that our Board of Directors has failed to take appropriate action with respect to the memorandum.

         We believe we have taken prompt and proper steps to determine the veracity of the allegations in the memorandum, and that Mr. Acosta Rua's allegations are incorrect. The same day we received notice of the alleged inconsistencies, our management (after consultation with such members of our board of directors as it could reach) concluded that we should investigate the issues raised in the memorandum, and that the investigation should be conducted by our standing audit committee, which is composed entirely of outside directors. The audit committee is familiar with (and charged with overseeing the integrity of) our accounting policies and procedures, and is comprised of only three persons, so we believed it would be able to quickly initiate its investigation.

         Since July 1, 2002, our audit committee has taken the following actions:

          o The day after we received the internal memorandum, the chairman of our audit committee, Carlos Christensen, flew to Mexico to take charge of the investigation. During the next week, he conducted extensive interviews of our Mexican subsidiary's management and accounting personnel with the assistance of our local legal counsel, members of the auditing team from our independent public accountants, Deloitte & Touche, LLP, and the chief executive officer of our United States parent company. Mr. Christensen returned to Mexico during the week of July 8 to continue his interviews.

          o As part of the initial investigation, the audit committee took affirmative steps to preserve and protect all accounting records, reports and correspondence relating to the alleged inconsistencies.

          o Pablo Priu, also a member of our audit committee, engaged two outside accountants to perform an independent investigation of the allegations for the purpose of providing him with assistance in dicharging his audit committee duties.

          o Gonzalo Pacanins, the third member of our audit committee, initiated a series of ongoing discussions with Deloitte & Touche regarding the terms under which a special auditing team will conduct a forensic audit of our Mexican subsidiary's accounting records, policies and procedures, and then report the results of its audit to our audit committee and our full board of directors.

         On July 11, 2002, the audit committee made an initial report of its actions and findings to our full board. Mr. Acosta Rua was invited to attend that meeting, but declined to do so. After receiving the audit committee's report, our board ratified and approved the audit committee's actions to date.

         Our audit committee is currently completing its internal investigation, and engaged Deloitte & Touche on July 15, 2002 for the purpose of conducting a forensic audit of our Mexican subsidiary's financial reporting policies and procedures. We are unable to determine at this time whether any of the alleged accounting irregularities will, if accurate, have any effect (material or otherwise) on the results of our operations as previously reported. Upon the conclusion of the audits, we intend to take such disclosure and reporting actions as are consistent with our obligations under the federal securities laws including, if appropriate, filing amended financial statements for any periods involved.

Item 7.  Financial Statements and Exhibits.

          (a)  Financial Statements of Businesses Acquired. Not  applicable.
               -------------------------------------------

          (b)  Pro Forma Financial Information. Not applicable.
               --------------------------------

          (c)  Exhibits.
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               Mr. Acosta Rua's resignation letter is attached as Exhibit 99.1 hereto.



                                      CONVERGENCE COMMUNICATIONS, INC.


                                               /s/ Troy D'Ambrosio
                                      ------------------------------------------
                                      By:  Troy D'Ambrosio, Sr. Vice President
                                      Dated:  July 15, 2002